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                                                                     EXHIBIT 5.1

                                 JUNE  13, 2001

Board of Directors
GlobalNet, Inc.
1919 South Highland Avenue, Suite 125-D
Lombard, Illinois 60148

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (No. 333-58144) filed by GlobalNet, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on April 2, 2001, as amended by Pre-Effective Amendment No. 1 to its Registration Statement on Form S-3 filed with the Commission on May 1, 2001 and as further amended by Pre-Effective Amendment No. 2 to its Registration Statement on Form S-3 filed with the Commission on June 13, 2001 (as so amended, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 6,975,000 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company by various selling stockholders of the Company, as identified in greater detail in the Registration Statement.

     We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. Based upon such examination, it is our opinion that the Shares have been validly issued, and are fully paid and non-assessable. Furthermore, it is our opinion subject to the following, the Shares issuable upon conversion of the outstanding convertible note and exercise of the outstanding warrants, when issued, delivered and paid for in accordance with the provisions of the outstanding convertible note and outstanding warrants, will be validly issued, fully paid and non-assessable. The ability of the Company to validly issue, at any time, any shares which, when taken together with the Company's issued and outstanding shares of Common Stock, exceeds the number of shares of Common Stock which it is authorized to issue is dependent upon and subject to the Company effecting an amendment to its certificate of incorporation to increase the number of shares of Common Stock which it is authorized to issue in the manner provided in the Nevada law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

                                          Sincerely

                                          /s/ GREENBERG TRAURIG, LLP

                                          GREENBERG TRAURIG, LLP

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